EXHIBIT 10.1
                        MANAGEMENT AND SERVICES AGREEMENT




         This Management and Services Agreement (the "Agreement") is entered into effective as of May 29, 1997, by and between HANSEN LIND MEYER INC., an Iowa corporation (hereinafter referred to as "HLM"), and HLM DESIGN, INC., a Delaware corporation (hereinafter referred to as "Design").

                                    RECITALS

         WHEREAS, HLM provides architectural and engineering services through the services of duly licensed architects and engineers engaged by HLM as employees or independent contractors;

         WHEREAS, Design is in the business of providing comprehensive management services to architectural and engineering firms, including the provision of office space and equipment, the recruitment, hiring and employment of architectural and engineering personnel and support personnel, and the provision of billing and collection services;

         WHEREAS, Design has special expertise and experience in the operation, management and marketing of the non-architectural and non-engineering aspects of architectural and engineering firms of the type intended to be operated by HLM; and




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         WHEREAS, HLM desires that Design provide the above-described services to HLM, and Design desires to provide such services to HLM, pursuant to the provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

             1. Term of Agreement; Termination. Commencing on the effective date set forth above, and subject to the termination provisions set forth below, this Agreement shall continue in effect until the fortieth (40th) annual anniversary of the effective date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, unless either party shall provide the other with written notice of termination at least thirty (30) days prior to the expiration of the then current term hereof. Notwithstanding the foregoing, either party hereto may terminate this Agreement at any time upon written notice to the other in the event of any of the following:

                  a. The filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the other, or

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         upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the other, except for the filing of a petition in involuntary bankruptcy against the other which is dismissed within thirty (30) days thereafter; or

                  b. In the event the other shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the defaulting party by the non-defaulting party.

         2.  Obligations of Design.

                  a. General. HLM hereby appoints Design as its sole and exclusive manager and administrator of all of HLM's day-to-day business functions. HLM acknowledges and agrees that the purpose and intent of this Agreement is to relieve HLM to the maximum extent possible of the administrative, accounting, personnel and business aspects of HLM's operations, with Design assuming responsibility and being given any and all necessary authority to perform these functions. In connection with the foregoing, HLM hereby agrees that Design shall have the authority, duties and obligations set forth in Sections

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         2.b. through 2.d. below, and HLM agrees to take no actions in contravention thereof without the express prior written consent of Design.


                       b. Financial Planning. Design shall prepare such budgets, plans and policies as are necessary and appropriate in connection with the operations of HLM, reflecting the anticipated sources and uses of capital for HLM, and HLM's anticipated revenues and expenses. All operations of HLM shall be conducted in accordance with such budgets, plans and policies, which shall establish, by way of example and not limitation, the following:

                           (1) the amounts, purpose and priority of all capital
                  expenditures;

                           (2) the amounts and sources of all additional
                  capital, including without way of limitation the issuance of any and all additional capital stock and the incurring of any and all indebtedness;

                           (3) the amounts, manner of payment and timing of all
                  dividends; and



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                           (4) the amount, form and manner of payment of all
                  employee compensation and benefits, including without way of limitation all compensation and benefits pertaining to personnel employed or engaged by HLM, or pertaining to personnel employed or engaged by Design on HLM's behalf.



                   c. Facilities, Equipment and Supplies. During the term of this Agreement, and all renewals and extensions hereof, Design shall analyze, select and negotiate for the lease and/or purchase by HLM or Design, as the case may be, of (1) suitable office facilities ("Offices") in which HLM can provide architectural and engineering services, (2) such architectural and engineering equipment, office equipment, furniture, fixtures, furnishings and leasehold improvements (collectively, "Equipment") as necessary for the performance by HLM of its architectural and engineering services, and (3) business supplies of every kind, name or nature, which may reasonably be required by HLM for its operations. Design shall have the authority to negotiate for the purchase or lease of any or all such items on HLM's behalf, either in HLM's or Design's name, as shall be deemed appropriate by Design in its sole discretion, and all such items shall in all events be subject to, and leased or purchased in accordance


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         with, the budgets, plans and policies referenced in Section 2.b. above.


                 d. Development, Management and Administrative Services. During the term of this Agreement, and all renewals and extensions hereof, Design shall furnish to HLM, or assist HLM in obtaining, as deemed appropriate by Design in its sole discretion, all of the non-architectural and non-engineering development, management and administrative services as may be needed by HLM in connection with HLM's operations. Additionally, Design shall provide HLM with such advice and supervision regarding all aspects of HLM's architectural and engineering services as HLM may request from time to time, subject in all events to the limitations set forth in Section 4 hereof. Such non-architectural and non-engineering development, management and administrative services shall include, by way of example and not limitation, the following:

                          (1) Bookkeeping and Accounts. Design shall establish and maintain all bookkeeping and accounting services necessary and appropriate to support the Offices, including, without limitation, maintenance, custody and supervision of all business records, papers, documents, ledgers, journals and reports, and the


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         preparation, distribution and recordation of all bills and statements for professional services rendered by HLM (collectively, "Books and Records"). Notwithstanding the foregoing, HLM shall be responsible for maintaining full and accurate accounting records of all services rendered and such additional information as may be required in order for HLM to satisfy any and all applicable reporting requirements.

                            (2) General Administrative Services. Design shall provide HLM with overall supervision and management, including the maintenance and repair, of the Offices, and of all Equipment located in or at the Offices.

                            (3) Contract Negotiation and Administration. Design shall negotiate and administer all non- architectural and non-engineering aspects of all agreements pertaining to the provision of architectural and engineering services by HLM to third parties ("Architectural and Engineering Agreements"). By way of example and not limitation, Design shall have the authority to negotiate and administer the provisions of the Architectural and Engineering Agreements pertaining to such matters as pricing and scheduling, and shall also


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         provide HLM with such advice and supervision regarding all other aspects of the Architectural and Engineering Agreements as HLM may request from time to time, subject in all events to the limitations set forth in Section 4 hereof. Additionally, Design shall negotiate and administer all aspects of HLM's agreements which do not pertain directly to the provision of architectural or engineering services by HLM to third parties ("General Business Contracts").

                           (4) Personnel. Subject to the provisions of Section 4 hereof, Design shall provide such personnel to HLM as Design shall determine in its sole discretion to be necessary to enable HLM to perform all services contemplated under the Architectural and Engineering Agreements and the General Business Contracts. Design shall provide such personnel by either (1) engaging such personnel directly on HLM's behalf (for example, as employees or independent contractors of HLM), or (2) engaging such personnel directly (for example, as employees or independent contractors of Design) and then leasing or subcontracting such personnel to HLM. Design shall have the sole discretion to determine the manner in which such personnel are provided to HLM. In no event

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         shall Design provide or be required to provide architect or engineer employees or independent contractors (whether licensed or unlicensed) to HLM in any manner not in compliance with all applicable codes, rules and regulations adopted by any authority regulating the licensing of architects or engineers for the applicable jurisdiction. Design shall advise HLM with respect to the hiring and termination of all HLM personnel, and shall determine compensation for all HLM and all Design personnel, including determination of salaries, fringe benefits, bonuses, health and disability insurance, workers' compensation insurance, and any other benefits that each such employee shall receive. HLM shall compensate all HLM personnel (including those leased or subcontracted to HLM by Design) and make any and all applicable withholding filings and payments in connection therewith. Additionally, Design shall manage and supervise any licensed personnel employed or engaged by HLM, or employed or engaged by Design on behalf of HLM, regarding those aspects of their employment that do not involve performance under the scope of their licensure; provided, however, that HLM shall manage and supervise all activities of such licensed personnel performed under the scope of their licensure.


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                           (5) Security and Maintenance. Design shall advise HLM
                  with respect to all services and personnel necessary to provide HLM with proper security, maintenance, and cleanliness of the Offices and the Equipment.

                           (6) Architectural and Engineering Recruiting and
                  Training. Design shall, in its sole discretion, either perform on HLM's behalf, or assist HLM in performing, all recruiting, screening and evaluating of prospective architect and engineer employees and contractors for HLM, and Design shall assist HLM in training HLM's architects and engineers in the delivery of architectural and engineering services at the Offices in a manner consistent with HLM's and Design's established standards, practices, procedures and policies.


                           (7) Insurance. Design shall, in its sole discretion,
                  either provide directly or advise and direct HLM with respect to selecting and negotiating for the provision of professional liability, commercial general liability and property insurance to protect against loss in the nature of fire, other catastrophe, theft, business



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                  interruption, general liability, and non-architectural and non-engineering negligence.

                            (8) Billing and Collections. In order to relieve HLM
                  of the administrative burden of handling the billing and collection of sums due under Architectural and Engineering Agreements, Design shall be responsible, on behalf of and for HLM, for billing and collecting the charges made with respect to Architectural and Engineering Agreements and any or all other services provided at the Offices; provided that responsibility for specific accounts may be retained by HLM at the mutual agreement of HLM and Design. In such event HLM agrees that it will keep and provide to Design all invoices, documents, evidence and records necessary for the purpose of supporting the fees charged for all architectural and engineering services from time to time. It is expressly understood that the extent to which Design will endeavor to collect such charges, the methods of collecting, the settling of disputes with respect to charges, and the writing off of charges that may be or appear to be uncollectible shall at all times be within the sole discretion of Design (but subject to all applicable governmental regulations and the terms and conditions

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                  of applicable agreements), and that Design does not guarantee the extent to which any charges billed will be collected. At HLM's request, Design will reassign to HLM for collection by HLM, any accounts which Design has determined to be uncollectible.

                            (9) Bank Accounts and Disbursements. During the term
                  of this Agreement, Design shall have access to any and all bank accounts of HLM, and in connection therewith HLM hereby appoints Design for the term hereof as its lawful attorney-in-fact to deposit in such accounts fees generated from HLM's architectural and engineering practice which are collected by Design, and to make withdrawals from such accounts for the payment of expenses arising from or relating to HLM's operations, for Design's compensation hereunder, and for all other costs, expenses and disbursements which are required or authorized by this Agreement. Such withdrawals and payments may be made by Design at any time and from time to time as Design deems appropriate in its sole discretion. For administrative convenience, HLM shall not make any withdrawal(s) from such accounts without the prior written consent of Design. HLM agrees to execute from time to time any and all additional documents

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                 required by the banks at which HLM's accounts are maintained to effectuate the power of attorney granted above.

                            (10) Approval of Stock Transfers. Design shall have
                  the sole authority and discretion to approve or deny on behalf of HLM any and all proposals by stockholders of HLM to encumber, sell, pledge, give or otherwise transfer HLM capital stock.

                            (11) Marketing Support. Design shall provide HLM
                  with such marketing support as Design in its sole discretion deems appropriate to develop, enhance and continue HLM's practice. Such support may include, by way of example and not limitation, making available such brochures, literature and sales aids as Design develops, providing HLM with access to pertinent economic and market data acquired or developed by Design, and developing and implementing a comprehensive marketing plan designed to foster client relations and enhance HLM's name recognition as a high quality provider of professional architectural and engineering services.


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         3. Compliance with Architectural and Engineering Agreements. Design agrees to perform its duties hereunder so as to comply with HLM's obligations under the Architectural and Engineering Agreements.

         4. Conduct of Architectural and Engineering Practice. HLM agrees to assign a duly licensed architect and, to the extent engineering services are provided, a duly licensed engineer to assure that its Offices are adequately staffed with such architectural and engineering personnel as may be necessary to efficiently perform architectural and engineering services at such Offices. Notwithstanding any provision in this Agreement to the contrary, Design shall have no authority, directly or indirectly, to perform, and shall not perform, any function of HLM's operations pertaining to services ("Professional Services") which are required to be performed by duly licensed architects and/or engineers pursuant to any and all applicable codes, or rules or regulations adopted by any authority regulating the licensing of architects (the "Architecture Board") or engineers (the "Engineering Board"). Design may, however, advise HLM as to the relationship between HLM's performance of Professional Services and the overall administrative and business functions of HLM's operations. To the extent Design assists HLM in performing Professional Services, all personnel employed or engaged by HLM or by Design on HLM's behalf


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shall be subject to the professional direction and supervision of HLM, and in the performance of such Professional Services, such personnel shall not be subject to any direction or control by, or liability to, Design, except as may be specifically authorized by HLM in accordance with applicable codes, rules or regulations.

         To the extent any provision of this Agreement is determined to violate any provision of the applicable codes, or any rule or regulation of the Architecture Board or of the Engineering Board, then such provision of this Agreement shall be deemed modified to the minimum extent necessary to cure such violation.

         5. Non-Exclusive Nature of Design's Duties. The parties acknowledge that Design is in the business of providing services of the nature provided to HLM hereunder to architectural and engineering firms located throughout the United States, and that Design may currently be a party to or may at any time hereafter enter into contracts with other architectural and engineering firms in that regard. Additionally, Design may also directly or indirectly provide architectural and engineering services from time to time. No such activities by Design shall be deemed a breach of or a conflict with the duties of Design hereunder.


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         6. Design's Compensation. As compensation for the provision of its services hereunder, Design shall be paid, no less frequently than on a quarterly basis, an estimate of the balance, if any, of HLM's cash flow (as determined in accordance with generally accepted accounting principles applied on a consistent basis) following the payment by HLM or by Design on HLM's behalf of all of HLM's expenses, and the deduction from such cash flow of an amount equal to one percent (1.00%) of HLM's net profits (as determined in accordance with generally accepted accounting principles applied on a consistent basis) for such time period as has elapsed subsequent to the last payment to Design (such deducted amount to be retained by HLM as compensation for services provided to HLM by HLM or by HLM's personnel, and to be distributed or retained by HLM as HLM deems appropriate in its sole discretion).

         7. Ownership of Books and Records. The books and records generated and maintained by each of the parties hereto shall be and remain the property of each such party. HLM agrees to make all of its books and records (subject to applicable ethical and legal confidentiality requirements) available for inspection, examination or copying by duly authorized representatives of Design from time to time throughout the term hereof, and upon written request by Design to HLM following the termination hereof, all to enable Design to better perform its duties hereunder.

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         8. Liability and Indemnification. Neither Design nor its stockholders, directors, officers, employees or agents shall have any liability for action taken or omitted by such person(s) in the performance of its duties hereunder if such action or omission is taken in good faith and without negligence. Each party to this Agreement respectively assumes responsibility for liability, actual or alleged, arising from its respective activities performed pursuant to this Agreement. HLM agrees, during the term of this Agreement and thereafter, to the extent necessary to effectuate the purpose hereof, to indemnify and hold harmless Design against any claims or liabilities arising under this Agreement which arise out of or in connection with the Architectural and Engineering Agreements, the General Business Contracts or the actions of HLM's architect and engineer employees or contractors (including, without way of limitation, those employees and contractors employed or engaged by Design on HLM's behalf or otherwise).

         9. Confidentiality. HLM acknowledges that due to the nature of this Agreement, HLM will have access to information of a proprietary nature owned by Design including, but not limited to, any and all computer programs (whether or not completed or in use) and any and all operating manuals or similar materials which constitute the non-architectural and non-engineering systems,

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policies and procedures, and methods of doing business, developed by Design for the operation of facilities managed by Design. Consequently, HLM acknowledges and agrees that Design has a proprietary interest in all such information and that all such information constitutes confidential and proprietary information and the trade secret property of Design. HLM hereby waives any and all right, title and interest in and to such confidential information and trade secrets and agrees to return all copies of such confidential information and trade secrets to Design, at HLM's expense, upon the termination of the Agreement.

         HLM further acknowledges and agrees that Design is entitled to prevent its competitors from obtaining and utilizing its confidential information and trade secrets. Therefore, HLM agrees to hold Design's confidential information and trade secrets in strictest confidence and not to disclose them to or allow them to be disclosed to or used by, directly or indirectly, any person or entity other than those persons or entities who are employed by or affiliated with Design or HLM, either during the term of this Agreement, or at any time after the expiration or sooner termination of this Agreement, without the prior written consent of Design. HLM agrees to require each independent contractor and employee of HLM, and any such persons or entities to whom such information is disclosed for the purpose of performance of Design's


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or HLM's obligations under this Agreement, to execute a "Confidentiality
Agreement" in a form acceptable to Design, upon the request of Design.

         HLM acknowledges and agrees that a breach of this Section 9 will result in irreparable harm to Design which cannot be reasonably or adequately compensated in damages, and therefore Design shall be entitled to injunctive and equitable relief to prevent a breach and to secure enforcement thereof, in addition to any other relief or award to which Design may be entitled.


        10. Cooperation. HLM and Design agree that they shall at all times maintain an effective liaison and close cooperation with each other to facilitate the provision of high quality and cost effective architectural and engineering services. Each of the parties agrees to cooperate fully with each other in connection with the performance of their respective obligations under this Agreement, and both parties agree to employ their best efforts to resolve any dispute that may arise under or in connection with this Agreement. HLM shall provide to Design full and complete access to HLM's premises, and to HLM's Books and Records (as defined in Section 2.d.(1) hereof), in order that Design may perform its functions hereunder. Notwithstanding any other provisions contained herein, Design shall not be liable to HLM, and shall not


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be deemed to be in default hereunder, for the failure to perform or provide any of the supplies, services, personnel, or other obligations to be performed or provided by Design pursuant to this Agreement if such failure is a result of a labor dispute, act of God, or any other event which is beyond the reasonable control of Design.

         11. Arbitration. If a dispute or matter in controversy arises between the parties hereto which they are unable to resolve to their mutual satisfaction within ten (10) days of written notice from one to the other of the existence of such dispute, then either party may notify the other party in writing (the "Notice") that the dispute be submitted to binding arbitration as provided herein. Such arbitration shall take place in Charlotte, North Carolina, in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, or its successor. The provisions of ss.ss. 1-567.1 et seq. of the General Statutes of North Carolina, or any successor or amended statute or law containing similar provisions, shall apply in any such arbitration. Any arbitration pursuant to this Agreement shall be conducted by one (1) arbitrator. The judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction over any party.


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         12. Waiver of Violation. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.


         13.  Miscellaneous.


             a. Notices. All notices, offers and acceptances or rejections thereof required to be given hereunder, shall be given by certified mail to the parties hereto at the addresses listed below, or at such other address as may be stated from time to time, and shall be deemed delivered upon deposit in the United States mail, postage prepaid:




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         To HLM:                      Hansen Lind Meyer Inc.
                                      121 West Trade Street, Suite 2950
                                      Charlotte, NC   28202
                                      ATTN:  Vernon B. Brannon

         To Design:                   HLM Design, Inc.
                                      121 West Trade Street, Suite 2950
                                      Charlotte, NC   28202
                                      ATTN:  Vernon B. Brannon

         With a Copy to:              Shirley J. Linn, Esq.
                                      Underwood Kinsey Warren & Tucker, P.A.
                                      2020 Charlotte Plaza
                                      201 S. College Street
                                      Charlotte, NC   28244-2020



                  b. Severability. The provisions of this Agreement shall be separable and a determination that any provision of this Agreement, or subpart thereof, is either unenforceable or void shall not affect the validity of any other provision of this Agreement, or subpart thereof. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties hereto to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all

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         invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.


                  c. Amendments or Modifications. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and no changes, amendments or alterations shall be effective unless agreed to in writing by both parties hereto, provided that no such amendment shall conflict with applicable laws or regulations.

                  d. Relationship of the Parties. The relationship of the parties hereto shall at all times be that of independent contractors. Except as expressly provided herein, nothing contained in this Agreement shall be construed to constitute either party as an agent, legal representative, partner, joint venturer or employee of the other, and neither party hereto shall have the power to bind the other with respect to any obligation to any third party.

                  e. Assignability. Design may assign this Agreement, and/or transfer, assign or delegate any or all of its rights, obligations and responsibilities under this Agreement, without the consent of HLM, to one or more of Design's Affiliated

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         Entities and/or one or more of Pacific Capital, L.P., a Delaware limited partnership, and/or Equitas, L.P., a Delaware limited partnership. For purposes of this Agreement, "Affiliated Entities" are defined to include any and all entities which: (1) are owned by Design,
         (2) are under common control with Design, (3) are licensees of Design, or (4) are otherwise affiliated with Design. Except as expressly provided above, this Agreement is not transferrable or assignable by either party.

                  f. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                               HLM DESIGN, INC.



                               By: /s/ Joseph M. Harris
                                  _________________________________
                                                          President


                               HANSEN LIND MEYER INC.



                               By: /s/ Vernon B. Brannon
                                  _________________________________
                                              Senior Vice President


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